THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

September 29, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by one thousand American Depositary
Receipts representing one Ordinary
Share of Mitsubishi Tokyo Financial
Group, Inc. (Form F-6 File No. 333-
13338)

***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Mitsubishi UFJ Financial Group, Inc. of ordinary shares represented by one thousand
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Mitsubishi UFJ Financial Group, Inc.

The Prospectus has been revised to reflect the new name from Mitsubishi Tokyo Financial
Group, Inc. to Mitsubishi UFJ Financial Group,
Inc.

 EFFECTIVE October 3, 2005, THE
COMPANYS NAME HAS CHANGED
FROM MITSUBISHI TOKYO
FINANCIAL GROUP, INC. TO
MITSUBISHI UFJ FINANCIAL
GROUP, INC.

Please contact me with any questions or
comments at 212 815-8223


Anita Sung
Assistant Vice President
The Bank of New York - ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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